EXHIBIT 99.1
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                                                    N E W S   R E L E A S E
[GRAPHIC OMMITED]
[LOGO - SPRINT]                                     Sprint Nextel
                                                    2001 Edmund Halley Drive
        Together with NEXTEL                        Reston, VA 20191

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                                                    SPRINT NEXTEL MEDIA CONTACT:
                                                       Nick Sweers, 913-794-3460
                                                      Nicholas.Sweers@sprint.com

                                       SPRINT NEXTEL INVESTOR RELATIONS CONTACT:
                                                       Kurt Fawkes, 913-794-1140
                                     Investorrelations.sprintcom@mail.sprint.com

                                                                   IWO CONTACTS:
                                 David Duncan, Director of Finance, 518-862-6061
                    Jody Burfening/Chris Witty, Investor Relations, 212-838-3777
                                                  Investor_Relations@iwocorp.com


                   SPRINT NEXTEL TO ACQUIRE WIRELESS AFFILIATE
                               IWO HOLDINGS, INC.

o MORE THAN 237,000 PCS WIRELESS USERS TO BECOME DIRECT SUBSCRIBERS OF SPRINT NEXTEL

o EXTENDS COMPANY'S DIRECT SERVICE TERRITORY TO AN ADDITIONAL 6.2 MILLION PEOPLE IN FIVE STATES


RESTON, VA. AND ALBANY, N.Y.- AUGUST 30, 2005 - Sprint Nextel Corporation (NYSE:
S) and IWO Holdings, Inc. (IWHD.PK) today announced an agreement for Sprint Nextel to acquire IWO Holdings for approximately $427 million, including the assumption of approximately $208 million of net debt. This transaction value represents 10.8x Earnings Before Interest, Taxes, Depreciation and Amortization adjusted for the impact of special items (Adjusted EBITDA*) for the 12 months ending June 30, 2005 and 8.5x 2006E Adjusted EBITDA.

Under the terms of the agreement, Sprint Nextel will acquire all of IWO Holdings' outstanding common shares for $42.50 per share in an all-cash merger. Shareholders with approximately 33% of the outstanding common shares have agreed to vote their shares in favor of the merger. In addition, Sprint Nextel has an option to purchase those shares at $42.50 per share. The acquisition is subject to the approval of IWO shareholders and customary regulatory approvals, and is expected to be completed in the fourth quarter of 2005.

IWO Holdings, based in Albany, N.Y., provides Sprint PCS services in upstate New York, New Hampshire, Vermont and portions of Massachusetts and Pennsylvania, serving more than 237,000 direct wireless subscribers. It employs about 230 people and had 2004 revenues of approximately $187 million.

*See the attached schedule for a reconciliation of Adjusted EBITDA to Generally Accepted Accounting (GAAP) results.

ABOUT IWO HOLDINGS, INC.

IWO Holdings, Inc. through its Independent Wireless One Corporation subsidiary is a PCS affiliate of Sprint with exclusive rights to provide digital wireless mobile communication services throughout its affiliated markets under the Sprint PCS brand name. Dedicated to providing the wireless services and products that connect customers to their world, Independent Wireless One serves a contiguous territory with a population of 6.2 million people that extends in New York from suburban New York City to the Canadian border, and from Syracuse east to include substantially all of Vermont and New Hampshire and portions of western Massachusetts and northeastern Pennsylvania. For more information, visit the Independent Wireless One web site at http://www.iwocorp.com.

ABOUT SPRINT NEXTEL

Sprint Nextel offers a comprehensive range of wireless and wireline communications services to consumer, business and government customers. Sprint Nextel is widely recognized for developing, engineering and deploying innovative technologies, including two robust wireless networks offering industry leading mobile data services; instant national and international push-to-talk capabilities; and an award-winning and global Tier 1 Internet backbone.
For more information, visit WWW.SPRINT.COM.

ADVISORS

Sprint Nextel's financial advisor for the transaction was Citigroup Global Markets Inc. Its principal legal advisor was King & Spalding LLP. IWO Holdings' financial advisor was Merrill Lynch & Co. Inc. and its principal legal advisor was Paul, Weiss, Rifkind, Wharton & Garrison LLP.

"SAFE HARBOR" STATEMENT UNDER THE PRIVATE SECURITIES LITIGATION
REFORM ACT OF 1995

A number of the matters discussed in this document that are not historical or current facts deal with potential future circumstances and developments, in particular, information regarding the acquisition of IWO Holdings. The discussion of such matters is qualified by the inherent risks and uncertainties surrounding future expectations generally, and also may materially differ from actual future experience involving any one or more of such matters. Such risks and uncertainties include: the result of the review of the proposed merger by various regulatory agencies, and any conditions imposed in connection with consummation of the merger; approval of the merger by the stockholders of IWO Holdings; and satisfaction of various other conditions to the closing of the merger contemplated by the merger agreement; and the risks that have been described from time to time in Sprint Nextel's, Nextel Communications Inc.'s and IWO Holdings' respective reports filed with the SEC, including each company's annual report on Form 10-K for the year ended December 31, 2004 as amended, and their respective quarterly reports on Form 10-Q filed in 2005. This document speaks only as of its date, and each of Sprint Nextel, Nextel and IWO Holdings disclaims any duty to update the information herein.

                               IWO Holdings, Inc.
                         ADJUSTED EBITDA RECONCILIATION

                                                                                             ESTIMATED
                                                                      TWELVE MONTH         TWELVE MONTH
                                                                     PERIOD ENDING         PERIOD ENDING
(DOLLARS IN MILLIONS)                                                JUNE 30, 2005       DECEMBER 31, 2006
----------------------------------------------------------------   ----------------     -------------------
OPERATING LOSS                                                             ($13.4)                   ($9.4)

Plus:  Depreciation & Amortization                                           38.4                     59.8
                                                                   ================     ===================
EBITDA                                                                      $25.0                    $50.4

Special Items:

     Plus:  Reorganization Expenses                                           5.9                      --

     Plus:  Fees for Management Services paid to US Unwired                   8.7                      --
                                                                   ----------------     -------------------

ADJUSTED EBITDA                                             (A)             $39.6                    $50.4
-----------------------------------------------------------------------------------------------------------

ACQUISITION CONSIDERATION                                   (B)             $ 427                    $ 427
                                                                   ================     ===================

ADJUSTED EBITDA MULTIPLE                                (B)/(A)             10.8x                     8.5x
-----------------------------------------------------------------------------------------------------------


Adjusted EBITDA is defined as operating loss plus depreciation and amortization and special items. This non-GAAP measure should be used in addition to, but not as a substitute for, GAAP operating results. Adjusted EBITDA is a calculation commonly used as a basis for investors, analysts and credit agencies to evaluate and compare the periodic and future operating performance and value of companies within the telecommunications industry.